Exhibit 21.1
Significant Subsidiaries of Vistra Energy Corp.
As of December 31, 2018

SUBSIDIARY		STATE OR COUNTRY OF INCORPORATION OR ORGANIZATION
1	ANP Bellingham Energy Company, LLC	Delaware
2	ANP Blackstone Energy Company, LLC	Delaware
3	Casco Bay Energy Company, LLC	Delaware
4	Coleto Creek Power, LLC	Delaware
5	Comanche Peak Power Company LLC	Delaware
6	Dynegy Coal Generation, LLC	Delaware
7	Dynegy Coal Holdco, LLC	Delaware
8	Dynegy Commercial Asset Management, LLC	Delaware
9	Dynegy Energy Services (East), LLC	Delaware
10	Dynegy Energy Services, LLC	Delaware
11	Dynegy Fayette II, LLC	Delaware
12	Dynegy Hanging Rock II, LLC	Delaware
13	Dynegy Marketing and Trade, LLC	Delaware
14	Dynegy Miami Fort, LLC	Delaware
15	Dynegy Midwest Generation, LLC	Delaware
16	Dynegy Moss Landing, LLC	Delaware
17	Dynegy Power Generation, Inc.	Delaware
18	Dynegy Power, LLC	Delaware
19	Dynegy Resource II, LLC	Delaware
20	Dynegy Zimmer, LLC	Delaware
21	Electric Energy, Inc.	Illinois
22	Ennis Power Company, LLC	Delaware
23	Equipower Resources Corp.	Delaware
24	Hays Energy, LLC	Delaware
25	Hopewell Power Generation, LLC	Delaware
26	Illinois Power Generating Company	Illinois
27	Illinois Power Marketing Company	Illinois
28	Illinois Power Resources Generating, LLC	Delaware
29	Illinois Power Resources, LLC	Delaware
30	IPH, LLC	Delaware
31	Kincaid Generation, L.L.C.	Virginia
32	La Frontera Holdings, LLC	Delaware
33	Lake Road Generating Company, LLC	Delaware
34	Liberty Electric Power, LLC	Delaware
35	Luminant Energy Company LLC	Texas
36	Luminant Mining Company LLC	Texas
37	Masspower, LLC	Massachusetts
38	Midlothian Energy, LLC	Delaware
39	Midwest Electric Power, Inc.	Illinois
40	Milford Power Company, LLC	Delaware
41	North Jersey Energy Associates, LP	New Jersey
42	Northeast Energy Associates, LP	Massachusetts
43	Northeastern Power Company	Pennsylvania
44	Oak Grove Management Company LLC	Delaware
45	Ontelaunee Power Operating Company, LLC	Delaware
46	Pleasants Energy, LLC	Delaware
47	Sithe Energies, Inc.	Delaware
48	Sithe/Independence Power Partners, LP	Delaware

49	Sithe/Independence, LLC	Delaware
50	TXU Energy Retail Company LLC	Texas
51	Vistra Asset Company LLC	Delaware
52	Vistra EP Properties Company	Texas
53	Vistra Intermediate Company LLC	Delaware
54	Vistra Operations Company LLC	Delaware
55	Vistra Preferred Inc.	Delaware